Exhibit 10.1

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (“Agreement”) is dated 16 September 2024 and entered into by, and between, Inseego Corp., a Delaware corporation (“Inseego”), on the one hand, and Inseego International Holdings Ltd, a private company limited by shares incorporated in England and Wales with registered number 07750082 (“Company”), on the other hand, and, irrespective of the date on which the last party hereto signs this Agreement, will commence upon the Completion Date (as such term is defined in the Purchase Agreement, as defined below) (the “Effective Date”).

Recitals

A.                 With effect from the Signature Date, Light Sabre SPV Limited, a company incorporated in Mauritius with company number 191284, which has its registered office at Octorian Corporate Services (Mauritius) Limited, Level 6, Tower A, 1 Exchange Square, Wall Street, Ebene, Mauritius (“Light Sabre”), and, with effect from the Novation Date (as such term is defined in the Purchase Agreement), a company being incorporated in Mauritius, to be named “Ctrack Holdings” which has its registered office at Ocorian Corporate Services (Mauritius) Limited, Level 6, Tower A, 1 Exchange Square, Wall Street, Ebene, Mauritius (“Purchaser”) and Inseego SA (PTY) Ltd, an Affiliate (as defined below) of Inseego (“Seller”), have entered into a share purchase agreement dated on or around the date of this Agreement (“Purchase Agreement”) pursuant to which Purchaser is purchasing from Seller and Seller is selling to Purchaser, on the Effective Date, all of the shares issued in the share capital of Company.

B.                  In connection with the Purchase Agreement, Inseego has agreed to license to Company, and Company has agreed to accept a license to, certain intellectual property pursuant to the terms and conditions of this Agreement.

Therefore, in consideration of the Purchase Agreement, Inseego and Company, intending to be legally bound, agree as follows:

Agreement

1.                   Definitions. As used in this Agreement:

“Acquisition Documents” has the meaning given to it in the Purchase Agreement.

“Affiliate” in relation to a person, means any other person directly or indirectly Controlling, Controlled by, or under common Control with such person. For purposes of this Agreement the term “Control” means, in relation to a person, the ability of another person (“Controller”), directly or indirectly, to direct or materially influence the management and policies of that person or to ensure that the activities and business of that person (“Controlled Entity”) are conducted in accordance with the wishes of the Controller, and the Controller shall be deemed to so control the Controlled Entity if the Controller owns, directly or indirectly, the majority of the issued share capital, members interest or equivalent interest in and/or is able to exercise influence over a majority of the voting rights in the Controlled Entity (whether at a shareholder, director, trustee or management committee level) and “Controlling” and “Controlled” shall have a corresponding meaning.

’‘Applicable Laws’’ means in respect of any person, subject matter, action or document, each and every applicable statute, law, regulation, ordinance, rule, judgment, common law, order, administrative determination and decree.

“Business” means the business of fleet management and telematics solutions, including but not limited to vehicle tracking, routing and scheduling, cameras, stolen vehicle response and intelligent dashboards, as such business was conducted by Company and its subsidiaries prior to the Effective Date.

“Common/Shared Materials” means each of (a) the works of authorship, including without limitation software and information in documentation, that are as of the Effective Date both (i) a part of the Ctrack Technology or the documentation for the Ctrack Technology and (ii) a part of any Inseego Technology or the documentation for the Inseego Technology, and (b) as of the Effective Date, is software that is part of the Ctrack Technology and that has general application in software products and is not unique or specific to the Ctrack Technology or the Inseego Technology.

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“Ctrack License Agreement” means the Assignment and License Agreement dated 24 February 2021 by and among Inseego on the one hand, and CTrack Africa Holdings Proprietary Limited, C-Track (SA) Proprietary Limited, Digicore Electronics Proprietary Limited, Ctrack Fleet Management Solutions Proprietary Limited, Fleet Connect Proprietary Limited, and Ctrack Mzansi Proprietary Limited, on the other hand, a true and complete copy of which is attached to this Agreement as Exhibit A

“Ctrack Technology” means the Intellectual Property licensed to Inseego pursuant to the Ctrack License Agreement. Unless the context requires otherwise, the use of the term Ctrack Technology includes the Ctrack Technology Deliverables.

“Ctrack Technology Deliverables” means the following for the Ctrack Technology: the object code, the source code, developer notes, and all associated build scripts, documentation, compiled executables, project documents, make files, build files, source code dependency information and all other information required to build the source code form of the software for the Ctrack Technology into object code form and all other documentation for the Ctrack Technology.

“GSI Software” means certain software developed by or for Inseego that is designed to integrate various system software, including without limitation certain customer relationship management (CRM) software and enterprise resource planning (ERP) software as at the Effective Date.

“Inseego Technology” means the Pegasus Platform, the GSI Software, the Modifications, and all Common/Shared Materials. Unless the context requires otherwise, the use of the term Inseego Technology includes the Inseego Technology Deliverables.

“Inseego Technology Deliverables” means the following items for the Pegasus Platform, the Modifications, the Other Inseego IP, and the Common/Shared Materials: the object code, the source code, developer notes, and all associated build scripts, documentation, compiled executables, project documents, make files, build files, source code dependency information and all other information required to build the source code form of the software for such Inseego Technology and the Other Inseego IP into object code form and all other documentation for such Inseego Technology and the Other Inseego IP. For clarity, the Inseego Technology Deliverables do not include any of the foregoing items for the GSI Software.

“Intellectual Property” means any and all inventions, discoveries, improvements, works of authorship (including without limitation software and documentation), know-how, trade secrets and other intellectual property recognized in any country (including without limitation such intellectual property that is protected by patents, copyrights, and trade secrets laws), and all and any creations of the mind that are recognized and/or capable of being protected by law from use by any other person, and all rights resulting from or attributable to such intellectual activity, whether acquired or protected by statute or common law and whether in terms of applicable laws in the United States of America, England and Wales, South Africa and/or any other jurisdiction, in each case whether registered or unregistered and including all applications for and renewals or extensions of such rights, and all rights or forms of protection having similar or equivalent or similar effect to any of the aforementioned, which may subsist in any country in the world, excluding trademarks, service marks, domain names, trade names logos, trade dress, branding, look and feel, and similar indicators of the sources of goods or services (collectively such exclusions, “Trademarks”).

“LCIA” has the meaning given to it in clause 23(b).

“LCIA Rules” has the meaning given to it in clause 23(b).

“Modifications” means any modifications, corrections, adaptations, translations, enhancements, or derivative works or improvements made to the Ctrack Technology by or on behalf of Inseego between the effective date of the Ctrack License Agreement and the Effective Date.

“Other Inseego IP” means any Intellectual Property owned by Inseego and/or any of its Affiliates on the Effective Date or licensable (both prior to and after the Effective Date) by Inseego and/or any of its Affiliates, other than the Intellectual Property in the Inseego Technology, that is or was used by Company or any Affiliate of Company prior to the Effective Date in connection with the conduct of the Business.

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“Pegasus Platform” means the telematics software platform in the form and version that it exists as at the Effective Date.

“Service Document” means a claim form, summons, order, judgment or other process relating to or in connection with any proceedings.

“Subsidiaries” means the subsidiaries of the Company set forth on schedule 1, part 2 and “Subsidiary” means any one of them.

“Tax” or “Taxes” means any federal, state or local tax (including without limitation corporate income tax, trade tax, indirect tax (including value-added tax and goods and services tax), wage tax, withholding tax or any other tax), social security, pensions, subsidies, tariffs, customs duties or duties under any mandatory law together with any interest, penalty, fine, costs and similar charges and all charges accessory to the foregoing and liability claims imposed by any governmental authority or entity (hereinafter referred to as a “Taxing Authority”) and contractual assumptions or Tax sharing agreements and all corresponding foreign Taxes (including stamp duty and similar duties) irrespective of whether assessed or not by any Taxing Authority which are related to the subject matter of this Agreement or the parties.

“Updates” means any update, upgrade, release, or other adaptation or modification of the Inseego Technology, including any updated Inseego Technology Deliverables, that Inseego may make after the Effective Date, which may contain, among other things, error corrections, enhancements, improvements, or other changes to the user interface, functionality, compatibility, capabilities, performance, efficiency, or quality of the Inseego Technology.

2.                  Grant.

(a)                Licenses Granted to Company. Inseego (on behalf of itself and its Affiliates) hereby grants to Company and its Subsidiaries, and Company on behalf of itself and its Subsidiaries hereby accepts, a non-exclusive, worldwide, royalty-free, fully paid, non-transferable (except as provided in Section 13 (Successors and Assigns)), license, under and limited to the Intellectual Property rights owned by Inseego in: (i) the Pegasus Platform, (ii) the Modifications, and (iii) the Other Inseego IP that exists as of the Effective Date, to use, reproduce, host, have hosted, modify, create derivative works of, distribute, display and otherwise Commercialize the Pegasus Platform, the Modifications and the Other Inseego IP, including without limitation the right and license to make, have made, sell, offer for sale and import products and services.

(b)                Internet Access and SaaS. The foregoing license to the Pegasus Platform shall include the right to: (i) give the Company and its Subsidiaries’ customers internet access to and non-exclusive use of the object code version of the Pegasus Platform in a software as a service (SaaS) model hosted by or for Company or its Subsidiaries, (ii) distribute the object code for the Pegasus Platform solely for such customers’ non-exclusive, internal use in connection with the operation of the customers’ business, and (iii) develop applications intended to run on or utilizing the features and functions of the Pegasus Platform.

(c)                Non-Exclusive License for Common/Shared Materials. Inseego (on behalf of itself and its Affiliates) hereby grants to Company and its Subsidiaries, and Company, on behalf of itself and its Subsidiaries hereby accepts, a non-exclusive, worldwide, royalty-free, fully paid, non-transferable (except as provided in Section 13 (Successors and Assigns)), license (with the right to sublicence without limitation except as provided below in this Section), under Inseego’s Intellectual Property rights in the Common/Shared Materials existing as of the Effective Date to use, reproduce, host, have hosted, modify, create derivative works of, and distribute the Common/Shared Materials, provided however that any software or code included in the Common/Shared Materials may only be distributed in object code form and only in connection with the distribution of and solely as a part of the Ctrack Technology and the Modifications (in the version and form as of the Effective Date and any future derivatives, versions or forms thereof) into which such Common/Shared Materials are included.

(d)                Delivery of Deliverables. On the Effective Date, Inseego will either deliver to Company or make available for download by Company, copies of the Inseego Technology Deliverables and the Other Inseego IP.

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(e)                No Trademark Licenses. Under this Agreement, no party grants to any other party any ownership interests, licenses or other rights under or with respect to any trademarks or trade names.

3.                  Reservation of Rights; No License to Future IP.

(a)                 The parties agree that, except as expressly provided to the contrary in this Agreement, this Agreement does not transfer ownership of, or create any licenses (express, implied or otherwise), in any software, technology or Intellectual Property rights by one party to any other party under this Agreement and all other rights are reserved. For clarity, no party transfers ownership of, or grants to any other party under this Agreement any rights or licenses with respect to any software, technology, or other Intellectual Property that is first created, developed, conceived, made, authored, or written by such party after the Effective Date.

(b)                Inseego reserves the right to: (i) use, and allow other entities to use, the Pegasus Platform, the Modifications (in accordance with the Ctrack License Agreement), and the Other Inseego IP; (ii) to publish or otherwise disseminate any information about the Pegasus Platform, the Modifications (in accordance with the Ctrack License Agreement), and the Other Inseego IP at any time, other than confidential information of Company; and (iii) to use, and license third parties to use, the Pegasus Platform, the Modifications (in accordance with the Ctrack License Agreement), and the Other Inseego IP for any purpose, subject to any restraints and restrictions contained in any of the Acquisition Documents.

4.                 Third Party Applications and Software. Each party will have the obligation, at its sole cost and expense, to obtain and maintain all subscriptions and licenses from third parties for the software and applications used by such party in connection with its use of any of the Ctrack Technology or the Inseego Technology as the case may be.

5.                 Further Assurances. Each party (the “performing party”) agrees to perform those acts reasonably requested by any other party (the “requesting party”) that are necessary to permit and assist the requesting party, at its expense, in obtaining, perfecting and enforcing the full benefits, enjoyment, rights and title throughout the world in the software, documentation and Intellectual Property rights assigned or licensed to the requesting party under this Agreement, including without limitation, if required by the requesting party in its discretion, entering into a separate assignment agreement consistent with the terms and conditions of this Agreement, for purposes of recording any assignment of any Intellectual Property rights provided for in this Agreement. If the requesting party is unable for any reason to secure the performing party’s signature to any document required to file, prosecute, register or memorialize the assignment of any Intellectual Property rights under this Agreement, the performing party hereby irrevocably designates and appoints the requesting party and the requesting party’s duly authorized officers and agents as the performing party’s agents and attorneys-in-fact to act for and on the performing party’s behalf and instead of the performing party to take all lawfully permitted acts to further the filing, prosecution, registration, memorialization of assignment, issuance and enforcement of rights in, to and under the Intellectual Property rights owned by the requesting party or licensed to the requested party in this Agreement, all with the same legal force and effect as if executed by the performing party. The foregoing is deemed a power coupled with an interest and is irrevocable.

6.                  No Ongoing Technical Support. Following the Effective Date, neither Inseego nor any of its Affiliates will have any obligation under this Agreement to (i) deliver, provide or otherwise make available to any other party or any of its Affiliates any Updates, upgrades, enhancements, changes, improvements, bug fixes, new versions, new releases, derivative works or any other modifications or information (collectively “Software Developments”) in and to any of the Inseego Technology or Ctrack Technology or (ii) provide any support or services regarding the Ctrack Technology Deliverables or the Inseego Technology Deliverables, as the case may be, to any other party or any of its Affiliates. Each party will own the Software Developments in and to the Inseego Technology that such party develops, creates, or writes after the Effective Date, subject to Inseego’s ownership of the underlying Pegasus Platform as it exists as of the Effective Date.

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7.                  No Royalties or License Fees; Taxes.

(a)                No party will have any obligation to pay any other party any license fees, royalties, or other financial consideration under this Agreement or by reason of the transactions contemplated by this Agreement or performance under this Agreement.

(b)                If any Taxes (as defined below, including without limitation any withholding tax, duties or value-added tax) are assessed in relation to this Agreement, or imposed on any payment which is deemed to be made in connection with this Agreement, the party that is subject to such Taxes will promptly notify the other party, and each party will make all reasonable efforts to achieve an exemption, reduction, refund or credit in respect of such Taxes. Without limiting the generality of the foregoing, each party will use commercially reasonable efforts to (a) provide advance notice to the other parties of any intention to withhold any amounts for tax purposes, (b) make (or cause an Affiliate to make) any filings, applications or elections to obtain any available exemption from, or refund of, any withholding or other Taxes imposed by any (whether sovereign or local) Taxing Authority (as defined below), (c) notify the other parties or its/their applicable Affiliate promptly of the amount of any withholding or any other Taxes to be imposed, and (d) cooperate with the other parties or its/their applicable Affiliate as to the provision of additional Tax information (including without limitation to facilitate claims for refunds, reductions or foreign tax credits) and the filing of additional tax forms (including without limitation as to treaty relief), as reasonably requested by the other parties or its/their applicable Affiliate. If any withholding or other Taxes are to be deducted, paid or otherwise borne by a party or its applicable Affiliate in relation to this Agreement, and insofar as such withholding or other Taxes cannot be refunded, reduced or credited, the payor party shall deduct said Taxes from the amount to be paid, or deemed to be paid, to the other party(ies).

8.                  Disclaimer of Warranties. NO PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES UNDER THIS AGREEMENT. EACH PARTY HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES AND REPRESENTATIONS, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF NON-INFRINGEMENT, TITLE, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ALL IMPLIED WARRANTIES ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, AND ANY REPRESENTATION OR WARRANTY AS TO TITLE, QUALITY, SUITABILITY, ADEQUACY, OPERABILITY, CONDITION, SYSTEM INTEGRATION, NON-INTERFERENCE, WORKMANSHIP, TRUTH, ACCURACY (OF DATA OR ANY OTHER INFORMATION OR CONTENT), OR ABSENCE OF DEFECTS, WHETHER LATENT OR PATENT. ALL INSEEGO TECHNOLOGY AND OTHER PRODUCTS, INFORMATION, MATERIALS, AND DOCUMENTATION PROVIDED BY INSEEGO ARE PROVIDED “AS IS.” INSEEGO SPECIFICALLY DISCLAIMS ALL WARRANTIES ARISING FROM COURSE OF DEALING, USAGE, OR TRADE PRACTICE. WITHOUT LIMITING THE FOREGOING, INSEEGO MAKES NO WARRANTY OF ANY KIND THAT THE INSEEGO TECHNOLOGY, OR ANY PRODUCTS OR RESULTS OF THE USE THEREOF, WILL MEET COMPANY’S OR OTHER PERSONS’ REQUIREMENTS, OPERATE WITHOUT INTERRUPTION, ACHIEVE ANY INTENDED RESULT, BE COMPATIBLE OR WORK WITH ANY SOFTWARE, SYSTEMS, OR OTHER SERVICES, OR BE SECURE, ACCURATE, COMPLETE, FREE OF HARMFUL CODE OR ERROR FREE. ALL OPEN SOURCE COMPONENTS AND OTHER THIRD-PARTY MATERIALS ARE PROVIDED “AS IS” AND ANY REPRESENTATION OR WARRANTY OF OR CONCERNING ANY OF THEM IS STRICTLY BETWEEN COMPANY AND THE THIRD-PARTY OWNER OR DISTRIBUTOR OF SUCH OPEN SOURCE COMPONENTS AND THIRD-PARTY MATERIALS. For clarity, nothing in this Section shall limit the warranties or representations made by any party under the Purchase Agreement.

9.                  Limitation on Liability. SUBJECT TO APPLICABLE LAW AND AS OTHERWISE PROVIDED IN THIS SECTION 9 BELOW, NO PARTY WILL HAVE ANY LIABILITY TO ANY OTHER PARTY UNDER THIS AGREEMENT FOR ANY INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES, IN CONNECTION WITH THIS AGREEMENT OR ITS SUBJECT MATTER UNDER ANY LEGAL OR EQUITABLE THEORY, INCLUDING BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, AND OTHERWISE, FOR ANY (a) INCREASED COSTS, DIMINUTION IN VALUE OR LOST BUSINESS, PRODUCTION, REVENUES OR PROFITS, (b) LOSS OF GOODWILL OR REPUTATION, (c) USE, INABILITY TO USE, LOSS, INTERRUPTION, DELAY OR RECOVERY OF ANY LICENSED SOFTWARE OR OTHER THIRD-PARTY MATERIALS, (d) LOSS, DAMAGE, CORRUPTION, OR RECOVERY OF DATA, OR BREACH OF DATA OR SYSTEM SECURITY, (e) COST OF REPLACEMENT GOODS OR SERVICES, IN EACH CASE WHETHER OR NOT INFORMED OF THE POSSIBILITY OF THE EXISTENCE OF SUCH DAMAGES OR LOSSES. Notwithstanding the foregoing and anything to the contrary in this Agreement or in the Purchase Agreement, nothing in this Agreement or in the Purchase Agreement shall limit or exclude a party’s liability: (i) for death or personal injury caused by its negligence, or the negligence of its personnel, agents or subcontractors in connection with its obligations under this Agreement; (ii) for fraud, fraudulent misrepresentation or willful misconduct in connection with this Agreement; (iii) for claims arising in connection with a party’s or any of its Affiliates’ infringement of any other party’s or any of its Affiliates’ Intellectual Property rights, including without limitation exceeding the scope of the licenses granted in this Agreement or breaching a license restriction or limitation in this Agreement; or (iv) for any other liability which cannot be limited or excluded by applicable law.

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10.                Confidentiality.

(a)                 Confidential Terms. Subject to the provisions of Section 10.2(a) (Permitted Disclosures) each party shall treat as strictly confidential all non-public information received or obtained as a result of entering into or performing this Agreement, including without limitation, (i) information which relates to: the provisions of this Agreement; (ii) the negotiations relating to this Agreement; (iii) the subject matter of this Agreement; (iv) the Intellectual Property; and (v) the other party (including, without limitation, information relating to a party’s products, operations, processes, policies, budget, income, plans or intentions, product information, know-how, design rights, trade secrets and information of commercial value) which may become known to that party from any other party.

(b)                Permitted Disclosures. Either party may disclose information which would otherwise be the confidential information of the other party if and to the extent: (i) required by law; (ii) required by any regulatory or governmental body to which either party is subject, wherever situated, whether or not the requirement for information has the force of law; (iii) disclosed to the employees, professional advisors, legal representatives, auditors and bankers of each party provided that before any such disclosure each party shall make those individuals aware of its obligations of confidentiality under this Agreement and shall at all times procure compliance by those individuals with such obligations; (iv) the information (other than the customer information of the other party) has come into the public domain through no fault of that party; or (v) the other party has given prior written approval to the disclosure, such approval not to be unreasonably withheld or delayed; provided that any such information disclosed pursuant to sections (i) – (ii) above shall be disclosed only after consultation with the other party.

(c)                 Survival. The restrictions contained in this Section 10 (Confidentiality) shall continue to apply after the expiry of this Agreement without limit in time.

11.                Term and Termination. This Agreement will commence on and become effective on the Effective Date and shall remain in force for a period of five years.

12.                Breach. In the event of a breach of this Agreement, a party may, subject to the terms and conditions in this Agreement, seek its available remedies at law and in equity, but such party may not terminate this Agreement as a result of such breach.

13.                Amendment. This Agreement may be amended or modified only by an instrument in writing signed by both parties.

14.                Third Parties. Except as otherwise expressly provided in this Agreement, nothing in this Agreement, express or implied, is intended to or shall be construed to confer upon or give any person other than the parties and their respective successors and permitted assigns, any legal or equitable right, remedy or claim under or with respect to this Agreement.

15.                Expenses. Each party shall pay its own fees and expenses (including, without limitation, the fees of any attorneys, accountants, investment bankers or others engaged by such party) incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby.

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16.                Notices: All notices, consents, waivers and other communications required or permitted under this Agreement shall be sufficiently given for all purposes hereunder if in writing and (a) hand delivered, (b) sent by courier service, (c) sent by email or electronic (i.e., pdf) transmission, in each case to the address or electronic address and to the attention of the person (by name or title) set forth below, which the parties choose as their domicilium citandi et executandi for all purposes under this Agreement, (or to such other address and to the attention of such other person as a party may designate by written notice to the other parties):

Party: Address: Email address: For the Attention of:

The Seller / Inseego

Inseego Corp.

9710 Scranton Road, Suite 200

San Diego, CA 92121

legal@inseego.com

Steven Gatoff

With a copy, which shall not constitute notice, to Sarah Moyles at sarah.moyles@gtlaw.com

Party: Address: Email address: For the Attention of:	The Company Octorian Corporate Services (Mauritius) Limited Level 6, Tower A, 1 Exchange Square, Wall Street, Ebene, Mauritius uchennae@convergencepartners.com Uchenna Enebeli

The date of giving of any such notice, consent, waiver or other communication shall be (i) the date of delivery if hand delivered, (ii) the day after delivery to the overnight courier service if sent thereby, or (iii) the date of the electronic delivery was sent indicates that the electronic mail was sent in its entirety to the e-mail of the recipient.

17.                Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns; provided, however, that, subject to the provisions of this Agreement, neither party may assign, cede, delegate or otherwise transfer or deal with this Agreement or any of its rights and obligations under it without the prior written consent of the other party. Notwithstanding the foregoing (i) Company may, without such consent of Inseego, but with written notice to Inseego within five (5) business days after the assignment hereof, (a) assign this Agreement as a whole to an Affiliate or to any successor to a Company with respect to all or substantially all of its assets related to the subject matter of this Agreement and (b) assign this Agreement in part to one or more entities that purchase(s) all or substantially all of a Company’s or its Affiliates’ assets or business related to the subject matter of this Agreement in a particular country or geographic region or for a particular business, and (ii) Inseego may, without the consent of Company, but with written notice to Company within five (5) business days after the assignment hereof, (a) assign this Agreement as a whole to an Affiliate of Inseego or to any successor to Inseego with respect to all or substantially all of its assets related to the subject matter of this Agreement and (b) assign this Agreement in part to one or more entities that purchase(s) all or substantially all of Inseego or its Affiliates’ assets or business related to the subject matter of this Agreement in a particular country or geographic region or for a particular business. Any assignee of this Agreement will be subject to and bound by the terms and conditions in this Agreement. Any purported assignment of rights or delegation of obligations in violation of this Section, whether voluntary or involuntary, is void.

18.                Waiver: Neither any failure nor any delay by either party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by either party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by such party; (b) no waiver that may be given by either party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on either party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

19.                Severability: If any provision of this Agreement is rendered invalid, illegal or unenforceable in any respect under any law, it shall not affect thee validity or enforceability of any of the other provisions of this Agreement, which other provisions shall remain in full force and effect, and the application of such invalid, illegal or unenforceable provision be deemed modified to the minimum extent necessary to make it valid, legal and enforceable. If such modification is not possible, the relevant provision shall be deemed deleted. Any modification to or deletion of a provision under this section shall not affect the validity and enforceability of the rest of the Agreement. To the extent permitted by applicable law, each party waives any provision of law that renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

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20.                Representation of Parties. The parties acknowledge that they have been represented by competent counsel of their own choice and that this Agreement has been the product of negotiation between them. Accordingly, the parties agree that in the event of any ambiguity in any provision of this Agreement, this Agreement shall not be construed against any party regardless of which party was responsible for the drafting thereof.

21.                Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, USA without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction).

22.                Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

23.                Dispute Resolution.

(a)                 Arbitration. Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the Rules of the London Court of International Arbitration (the “LCIA”). The LCIA Rules which shall apply shall be those in force when notice of the arbitration is served by one party on the other (the “LCIA Rules”). This arbitration agreement shall be governed by the laws of England and Wales.

(b)                Incorporation of LCIA Rules. The LCIA Rules are deemed to be incorporated by reference into this clause.

(c)                 Appointment of arbitrators. The number of arbitrators shall be one. The Seller and the Purchaser shall each appoint one arbitrator and those arbitrators shall jointly appoint the chairman. As a precondition to appointment, the chairman shall be admitted as a solicitor in England and Wales. The chairman may be of the same nationality as a party.

(d)                Seat of arbitration. The seat, or legal place, of the arbitration shall be London, England.

(e)                 Language. The language used in the arbitral proceedings shall be English.

(f)                  Confidentiality. The parties agree to keep confidential the existence of the arbitration, arbitral proceedings, the submissions made by the parties and the decisions made by the arbitral tribunal, including its awards, except as required by Applicable Law and to the extent not already in the public domain.

(g)                Applications to court. Any party may at any time, seek from a court any equitable, interim, provisional or permanent or injunctive relief to avoid irreparable injury.

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(h)                Service of Service Documents. Any Service Documents may be served on any party:

(i)                  by being delivered personally or sent by commercial courier in accordance with clause 16;

(ii)                 by being delivered personally or sent by commercial courier to such party’s registered office from time to time; or

(iii)                in any other manner allowed by law.

This clause 23(h) applies to all proceedings wherever started.

(i)                  For the sake of efficiency and to avoid inconsistent findings, the parties consent to the consolidation of two or more arbitrations commenced under this agreement or any other Acquisition Document that relate to the same facts and issues and are commenced within a period of three months. For this purpose, the parties shall procure, to the extent each of them is able, that the arbitral tribunal for any such arbitration shall be composed of the same arbitrators as the tribunal for any previous such arbitration. In the event that this is not possible, the arbitral tribunal of the first such arbitration shall adjudicate the consolidation of the relevant arbitrations.

24.                Specific Performance: Both parties recognizes that a party’s breach of its obligations under this Agreement may give rise to irreparable harm for which money damages would not be an adequate remedy, and accordingly agree that, in addition to any other remedies including damages, the other party shall be entitled to seek equitable remedies, including without limitation injunctions, interdicts, restraining orders and to enforce the terms of this Agreement by a decree of specific performance, in each case without the necessity of proving the inadequacy as a remedy of money damages or the posting of any bond or other security.

[signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first above written.

INSEEGO CORP.
By: /s/ STEVEN GATOFF Name: Steven Gatoff Title: Chief Financial Officer

INSEEGO INTERNATIONAL HOLDINGS LTD.
By: /s/ KURT E. SCHEUERMAN Name: Kurt E. Scheuerman Title: Director

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